United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 1, 2024

Date of Report (Date of earliest event reported)

NORTHERN REVIVAL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39970	98-1566600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 338-9130

NOBLE ROCK ACQUISITION CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	NRACU	N/A
Class A ordinary shares, par value $0.0001 per share	NRAC	N/A
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	NRACW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Northern Revival Acquisition Corporation (formerly known as Noble Rock Acquisition Corporation, the “Company”) held an extraordinary general meeting of Shareholders (the “General Meeting”) at 11:00 a.m. on August 1, 2024 for the purposes of considering and voting upon:

●	a special resolution, to amend the company’s Amended and Restated Memorandum and Articles of Association (the “charter”) pursuant to an amendment to the charter in the form set forth in Annex A of the accompanying proxy statement, to extend the date by which the company may either (i) consummate a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination (the “initial business combination”), from August 4, 2024 to November 4, 2024 (such proposal the “extension proposal”) or such earlier date as determined by the board or (ii) cease its operations, except for the purpose of winding up if it fails to complete an initial business combination, and (iii) redeem all of the Class A ordinary shares, par value $0.0001 per share, of the company (“Class A ordinary shares”), included as part of the units sold in the company’s initial public offering that was consummated on February 4, 2021 from August 4, 2024 to November 4, 2024 or such earlier date as determined by the board;

●	an ordinary resolution, approve the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the extension proposal (the “adjournment proposal”), which will be presented at the general meeting if, based on the tabulated votes, there are not sufficient votes at the time of the general meeting to approve the foregoing proposal or as otherwise deemed necessary by the chairman of the general meeting.

For more information on these proposals, please refer to the Company’s proxy statement dated August 1, 2024 (the “Proxy Statement”). The extension proposal was approved by the shareholders at the General Meeting.

The form of the resulting amendment is filed as Exhibit 3.1 hereto and will be filed with the Cayman Islands Registrar of Companies and are effective as of the same date.

The foregoing description of the extension proposal is qualified in its entirety by the full text of these changes, which is filed as Exhibit 3.1 hereto and incorporated herein by reference. The amendments to the Company's charter will have an effective date of August 1, 2024.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The disclosure set forth in Item 5.03 above is incorporated into this Item 5.07 by reference.

As of July 18, 2024, the record date for the General Meeting, there 7,682,810 ordinary shares issued and outstanding, including (i) 7,682,809 Class A ordinary shares and (ii) 1 Class B ordinary share, entitled to vote at the General Meeting. At the General Meeting, there were 7,425,643 shares voted by proxy or in person, or approximately 99.56% of the shares issued and outstanding and entitled to vote at the General Meeting; therefore a quorum was present.

Shareholders voted to approve the extension proposal. The proposal received the following final voting results:

For	Against	Abstain
7,327,224	98,419	0

The adjournment proposal was not presented to the shareholders because (as disclosed in the Proxy Statement) there were sufficient votes to approve the extension proposal.

Item 8.01. Other Events.

In connection with the shareholders’ vote at the General Meeting, 1,451,876 ordinary shares were tendered for redemption, leaving 6,310,934 ordinary shares, including 6,310,933 Class A ordinary shares and 1 Class B ordinary share.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Name
3.1	Extension Amendment to Memorandum and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2024

NORTHERN REVIVAL ACQUISITION CORPORATION

By:	/s/ Aemish Shah
Name:	Aemish Shah
Title:	Chief Executive Officer and Chairman

2